Exhibit 99.1

MILL CITY VENTURES III, LTD.

1907 Wayzata Blvd. Suite 205

Wayzata, MN 55391

December 17, 2020

Via Electronic Mail

Mr. Ram Chary

Chief Executive Officer

Digital Cash Processing, Inc.

Email: ramvchary@gmail.com

RE: Merger and Spin-Off Transaction

Dear Ram:

This letter of intent is entered into as of the date above by and between Digital Cash Processing, Inc., a Minnesota corporation (the “Company”), and Mill City Ventures III, Ltd. (“Pubco”) a Minnesota corporation, to set forth the basic and principal terms and conditions under which Pubco proposes to acquire the Company in a reverse triangular merger transaction and issue that number of shares of restricted common stock representing 90% of the common stock of Pubco issued and outstanding immediately after the consummation of the merger transaction.

With certain limited exceptions set forth in paragraph 9 below, this letter of intent is not intended to be binding. Instead, a full and binding commitment of the parties with respect to the merger transaction will arise only upon the execution and delivery of a definitive merger agreement (the “Merger Agreement”). Nevertheless, the parties hereby agree to work together in good faith to complete, execute and deliver a Merger Agreement conforming to the principal terms outlined herein and otherwise acceptable to them.

1.	Convertible Promissory Note. Pubco will provide short-term interim financing to the Company in the amount of $750,000 and receive, in consideration thereof, a convertible promissory note in form and substance acceptable to Pubco (the “Note”). The Note will be secured by substantially all of the assets of the Company, the grant of collateral in which will be effected through a written security agreement in customary and negotiated form. The principal amount of the Note will bear interest at a per annum rate to be determined. The entire principal amount of the Note, together with all accrued and unpaid interest thereon, will be due and payable upon the earlier of (a) the 12-month anniversary of the Note, or (b) the closing of the merger transaction contemplated herein; provided, however, that if the Note’s maturity event is the closing of the merger, then all obligations under the Note will be converted into that number of shares of Pubco common stock representing five percent (5%) of the common stock of Pubco issued and outstanding immediately after the consummation of the merger transaction.

2.	Merger Agreement. The Merger Agreement will contain customary and negotiated terms and conditions, including representations, warranties, conditions to closing, and indemnities. Representations and warranties contained in the Merger Agreement will not, however, survive the merger. The Merger Agreement will contemplate a reverse triangular merger structure that will constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. To effect the merger under this contemplated structure, Pubco will form merger subsidiary (as a Minnesota corporation) which will be a party to the Merger Agreement. At the closing, the Company will merge with and into the merger subsidiary, with the Company surviving the merger as a wholly owned subsidiary of Pubco; and all management and directors of Pubco will resign and their replacements (to be identified in the Merger Agreement) will assume those offices.

3.	Due Diligence. Each party will be permitted to conduct a business, financial, and legal due diligence examination of the other. For such purpose, each party will make available such information as is reasonably requested by the other party and its agents and representatives.

4.	Conditions and Closing. The closing of the merger contemplated by the Merger Agreement will be subject to customary and negotiated conditions. Nevertheless, the parties will use their commercially reasonable best efforts to cause all conditions within their control to be fully satisfied. Among other conditions, Pubco intends for the following to be conditions to the closing of the merger:

a.	Ram Chary will continue to serve as the Chief Executive Officer of the Company;

b.	Pubco’s independent registered public accounting firm shall have completed an PCAOB-compliant audit of the financial statements of the Company;

c.	Pubco will prepare and consummate a spin-off transaction pursuant to which it will spin-off its existing business assets and operations contemporaneously with the closing; and

d.	Pubco will file and mail a definitive proxy statement for a special meeting of its shareholders, at which meeting shareholder approval will be solicited and obtained for (i) the merger and the Merger Agreement, (ii) the spin-off of Pubco’s existing business assets and operations; (iii) if necessary, a reverse stock split of Pubco common stock in order to ensure the legal and valid issuance of all Pubco merger consideration to the former shareholders of the Company and to the holder of Note (which, for clarity, will be the same Pubco subsidiary that will be spun-off as an independent corporation); (iv) name and symbol change of the Pubco; and (v) such other matters as Pubco’s Board of Directors deems necessary or desirable.

The proxy statement will also contain such other disclosures as are required under state law and federal securities law (e.g., Rule 14(f)-1 change-in-control information disclosing the identities and required biographical information of all persons who will serve on Pubco’s Board of Directors upon consummation of the merger).

5.	Confidentiality. The parties will use their best efforts to keep all information shared in the course of their respective due-diligence investigations confidential. All copies of such information in written, graphic or other tangible form must be returned to the disclosing party immediately upon written request if the transaction contemplated herein is not consummated (or else destroyed, in which case an executive officer of such party will certify in writing to such destruction). Unless such information was previously known to receiving party free of any obligation to keep it confidential, or has been or is subsequently made public by the disclosing party or a third party, it must be kept confidential by the receiving party, and will be used only in performing due diligence for the transactions contemplated herein, and may not be used for other purposes.

6.	Public Announcement. The parties understand and agree that Pubco intends to publicly disclose the existence of this letter of intent by filing a copy attached as an exhibit to a “current report” on SEC Form 8-K, together with narrative disclosure. Pubco will provide the Company with a draft of such report in advance of its filing and publication.

7.	Exclusivity. In consideration hereof and of the time and resources that Pubco will devote to the Merger Agreement and the other transactions contemplated herein, from and after the date of this letter of intent until the close of business on February 15, 2021, the Company, and its affiliates, directors, officers, employees, representatives and agents will not, directly or indirectly, solicit, initiate, enter into or continue any discussions or transactions with, or encourage, or provide any information to any person or entity with respect to any proposal pursuant to which the Company would (i) obtain any debt or equity capital, (ii) be acquired, whether through a purchase, tender offer, merger, exchange, consolidation or other business combination, (iii) sell all or a substantially all of the Company’s assets or business, or (iv) enter into any transaction or arrangement or otherwise approve any transaction which could result in any third party (other than the Company’s Chief Executive Officer) acquiring more than 5% of the outstanding equity of the Company.

8.	Expenses. Each party will be responsible for its own fees and expenses incurred as part of the transactions contemplated herein, including legal, accounting fees, investment-banking, “finder” and consulting fees.

9.	Non-Binding Nature; Exceptions. Except for paragraphs 5 through 10 of this letter, this letter of intent is a statement of mutual intention and will not be legally binding. A legally binding obligation with respect to the merger transaction contemplated herein will arise only upon execution and delivery of the Merger Agreement, subject to the conditions expressed therein. Pubco will cause its legal counsel to prepare an initial draft of the Merger Agreement.

10.	Counterparts. This letter of intent may be executed in counterparts. Signatures to this letter of intent may be delivered in original ink or by means of electronic transmission or remote communication.

If the terms and conditions of this letter are acceptable, please execute a copy hereof where indicated below and return it to us. We are tremendously excited to begin working with you on this project!

Sincerely,

/s/ Douglas Polinsky

Douglas M. Polinsky

Chief Executive Officer of

Mill City Ventures III, Ltd.

ACCEPTED:

DIGITAL CASH PROCESSING, INC.

By:	/s/ Ram Chary
Ram Chary
Chief Executive Officer

Dated: December 17, 2020